UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2013

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 5, 2013, Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), issued a press release announcing the pricing of the transactions described in Item 8.01 below, a copy of which is attached as Exhibit 99.1 hereto, and a press release announcing the underwriters’ full exercise of the over-allotment option described in Item 8.01 below, a copy of which is attached as Exhibit 99.2 hereto.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 8.01 Other Events.

On February 5, 2013, the Partnership entered into an underwriting agreement (the “Underwriting Agreement”) for the public offering of 8,000,000 of its common units representing limited partner interests (“Common Units”), and up to 1,200,000 additional Common Units to cover over-allotments. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The underwriters exercised their over-allotment option in full on February 5, 2013. Closing of the issuance and sale of the Common Units, including the over-allotment Common Units, is scheduled for February 8, 2013.

This offering has been registered under the Securities Act, pursuant to a registration statement on Form S-3 (Registration No. 333-168049) of the Partnership, as amended by Post-Effective Amendment No. 1 dated November 29, 2010 (as amended, the “Registration Statement”), and the prospectus supplement dated February 5, 2013, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The Underwriting Agreement provides that the obligations of the underwriters to purchase the common units are subject to approval of legal matters by counsel and other customary conditions. The underwriters are obligated to purchase all of the common units if they purchase any of the common units. The Partnership has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

The Partnership intends to use the net proceeds from this offering, including from the exercise of the underwriters’ over-allotment option, for general partnership purposes, which may include repayment of debt, including the repayment of amounts outstanding under Enterprise Products Operating LLC’s (“EPO’s”) multi-year revolving credit facility or commercial paper program, working capital, capital expenditures and acquisitions. Affiliates of certain of the underwriters are lenders under EPO’s multi-year revolving credit facility and, accordingly, will receive a substantial portion of the proceeds from this offering. Some of the underwriters and their affiliates have performed investment banking, commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business.

The description of the Underwriting Agreement in this Item 8.01 is qualified in its entirety by reference to Exhibit 1.1 hereto, which is incorporated herein by reference.

Certain legal opinions related to the Registration Statement are also filed herewith as Exhibits 5.1 and 8.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 5, 2013, by and among Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating LLC and the several underwriters named on Schedule I thereto.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).

99.1	Press Release dated February 5, 2013 relating to pricing.

99.2	Press Release dated February 5, 2013 relating to over-allotment exercise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC, its General Partner

Date: February 8, 2013		By:	/s/ Michael J. Knesek

		Name:	Michael J. Knesek
		Title:	Senior Vice President, Controller and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 5, 2013, by and among Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating LLC and the several underwriters named on Schedule I thereto.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).

99.1	Press Release dated February 5, 2013 relating to pricing.

99.2	Press Release dated February 5, 2013 relating to over-allotment exercise.